L&L Energy Announces Results of Its Annual General Shareholders’ Meeting

SEATTLE, September 4, 2012 – L & L Energy, Inc. (NASDAQ: “LLEN”) ("L&L" or “Company”), a Seattle-based company with a track record of profitable coal operations in China, announces that its Annual General Shareholders Meeting was held on August 31, 2012 at L&L’s Seattle office. All proposals were voted in favor for and adopted by the shareholders as follows:

--      Elected, with over 97 percent of votes for, all five new Board candidates recommended by the prior Board of Directors:
1)      Dickson Lee, CPA,
2)      Syd Peng, Ph.D.
3)      Jingcai Yang, P.E.
4)      Clayton Fong
5)      Mohan Datwani, ESQ

--     Approved an advisory vote on named executive officers’ compensation.
--     Approved an advisory vote on L&L seeking a dual listing outside of the USA.

Dickson Lee, L&L Chairman and CEO, commented, “I thank our shareholders for their overwhelming support on all items listed in our proxy statement, and for a successfully electing a high quality and execution driven new Board of Directors. During the first new Board meeting held later that day, Board members demonstrated their values and ability to work as a group guiding L&L. For that, I believe the new Board will make significant strides to maximize shareholder benefit. ”

Contacts:
L&L Energy Inc.
(206)-264-8065
ir@llenergyinc.com